UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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SOLITARIO ZINC CORP. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SOLITARIO ZINC CORP.
Notice of Annual Meeting of Shareholders

To the Shareholders:

You are invited to attend the annual meeting (the “Annual Meeting”) of shareholders (“Shareholders” or “Solitario Shareholders”) of Solitario Zinc Corp. (the “Company” or “Solitario”).  The Annual Meeting will be held at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, on June 19, 2018 at 10:00 a.m., Mountain Daylight Time.  At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect six directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

2.	To approve the grant of options exercisable to acquire an aggregate of 2,300,000 shares of Solitario common stock, granted on September 1, 2017 pursuant to the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock Incentive and Plan (the “2013 Plan”) to officers and directors of Solitario (the “Conditional Options”). ;

3.	To hold an advisory vote to approve Solitario’s executive compensation program;

4.	To hold an advisory vote on the frequency of the executive compensation advisory vote;

5.	To ratify the appointment of EKS&H LLLP as Solitario's independent registered public accounting firm for fiscal year 2018; and

6.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed the close of business on April 30, 2018 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The approximate date of the mailing of the Proxy Statement, the enclosed annual report and form of proxy is May [●], 2018. A complete list of shareholders will be available for examination at the Annual Meeting and prior to the Annual Meeting at our offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033beginning two business days after the date of the mailing of the enclosed Proxy Statement.

 Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares entitled to vote at the meeting be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

/s/James R. Maronick

Secretary

April [●] , 2018

Wheat Ridge, Colorado

PROXY STATEMENT

TABLE OF CONTENTS

Page

SHARES OUTSTANDING; VOTES REQUIRED; BOARD RECOMMENDATIONS	2
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT	3
FORWARD LOOKING STATEMENTS	5
PROPOSAL NO. 1:	5
PROPOSAL NO. 2:	8
PROPOSAL NO. 3:	9
PROPOSAL NO. 4	9
PROPOSAL NO. 5:	10
CORPORATE GOVERNANCE AND BOARD MATTERS	11
EXECUTIVE COMPENSATION	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
PROPOSALS OF SHAREHOLDERS	24
OTHER BUSINESS	24
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS	24

Solitario ZINC Corp.

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(303) 534-1030

PROXY STATEMENT

This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors” or the “Board") of Solitario Zinc Corp., a Colorado corporation ("Solitario" or the "Company"), of proxies in the accompanying form for use at the annual meeting of shareholders to be held on June 19, 2018 at 10:00 a.m., Mountain Daylight Time, at the Company’s principal executive offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, and any adjournment or postponement of such meeting (the "Annual Meeting").

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 19, 2018: This Proxy Statement the accompanying proxy card, and our 2017 Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 10-K") (without exhibits) are available online at www.solitarioxr.com. Shareholders cannot submit their vote at www.solitarioxr.com.

The 2017 Form 10-K is being mailed to the Company's shareholders with this Proxy Statement. Upon written request from any person solicited herein, addressed to the Corporate Secretary of Solitario at its principal offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, Solitario will provide, at no cost, a copy of the 2017 Form 10-K filed with the Securities and Exchange Commission (the "SEC"), without exhibits. A copy of any or all of the exhibits to the 2017 10-K will be furnished for a fee, which will not exceed the Company's reasonable expenses in furnishing the exhibits.

Proxies are solicited so that each shareholder may have an opportunity to vote. These proxies will enable shareholders to vote on all matters that are scheduled to come before the Annual Meeting. When proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board. Means have been provided whereby a shareholder may withhold his or her vote for any director. The proxy card also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of the Proxy Statement but may properly be presented for action at the Annual Meeting.

You are asked to sign, date, and return the accompanying proxy card regardless of whether or not you plan to attend the Annual Meeting. The approximate date of the mailing of this Proxy Statement and the enclosed annual report and form of proxy is May [●], 2018. Any shareholder returning a proxy has the power to revoke it at any time before shares represented by the proxy are voted at the Annual Meeting. A proxy may be revoked by a shareholder by the submission of a new proxy card with a later date or a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this Proxy Statement before the Annual Meeting. Further, if a shareholder attends the meeting in person he or she may request that a previously submitted proxy not be used. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the Annual Meeting and votes in person. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Corporate Secretary of Solitario at or before the Annual Meeting.

The proposed corporate actions, on which the shareholders are being asked to vote at the Annual Meeting are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

The expense of printing and mailing proxy material will be borne by Solitario. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of Solitario in person or by telephone or other means of electronic communication. No additional compensation will be paid for such solicitation.

Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to certain beneficial owners of Common Stock (as defined below) and Solitario will reimburse such brokerage firms, custodians, nominees, fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

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SHARES OUTSTANDING; VOTES REQUIRED; BOARD RECOMMENDATIONS

The holders of shares of Solitario's issued and outstanding $.01 par value common stock (the “Common Stock”) at the close of business on April 30, 2018, the record date, are entitled to vote at the Annual Meeting. On April, [●] , 2018 there were [●] shares of Common Stock outstanding and it is expected that the same number of shares will be outstanding on the record date. Each outstanding share of Common Stock entitles its holder to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Solitario Shares held by persons who abstain, and broker non-votes will be counted as present in determining whether a quorum is present at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

If a quorum is present at the Annual Meeting:

•	The six nominees for election as directors who receive the greatest number of votes cast for the election of directors shall be elected directors.

•	With respect to each other proposal being submitted to the shareholders for approval, being: (i) the approval of the grant of the Conditional Options; (ii) the non-binding advisory vote on executive compensation; (iii) the non-binding advisory vote on future frequency of the executive compensation advisory vote; and (iv) the proposal to ratify the appointment of EKS&H LLLP as our independent registered public accounting firm, each will be approved if a majority of the votes deemed present at the time of a vote do vote in favor of such proposal.

The Board of Directors unanimously recommends that shareholders vote:

•	FOR the election of each of the nominees for director;
•	FOR the approval of the Conditional Options;
•	FOR approval of the Company’s executive compensation program;
•	FOR approval of “EVERY YEAR’ as the frequency on which the Company will submit its executive compensation to the shareholders for an advisory vote; and
•	FOR the ratification of EKS&H LLLP as the Company’s independent registered public accounting firm.

Proxies submitted properly will be voted in accordance with the instructions contained therein. If the proxy card is submitted but voting directions are not provided, the proxy will be voted “FOR” each of the six director nominees; “FOR” the approval of the Conditional Options; “FOR” the advisory vote on executive compensation, “FOR” every year as the frequency the Company will submit its executive compensation to the shareholders for an advisory vote; and “FOR” ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm, and in such manner as the proxies named on the proxy card, in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker is only deemed present and entitled to vote on a proposal that is considered a “routine” matter without specific instruction from the shareholder.  The ratification of EKS&H LLLP is a routine matter; however, each of the other proposals being considered at the Annual Meeting is not considered a “routine” matter. Accordingly, if you do not give instructions to your broker the broker will not be deemed present at the time of the vote on each non-routine matter and will not be deemed authorized to vote your shares with respect to the non-routine matters being considered at the Annual Meeting. The broker’s failure to vote because it lacks discretionary authority to do so, commonly referred to as a “broker non-vote,” will not affect the outcome of the vote on the non-routine matters being submitted at the Annual Meeting because they will not be deemed present at the time of the vote for those matters. For the proposal to ratify the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm a broker non-vote would have the effect of a vote against that proposal. However, there should not be any broker “non-votes” on this proposal because it will likely be deemed a “routine” matter upon which brokers may vote without specific direction from holders of shares in “street name.”

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QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

1.    When and where will the Annual Meeting be held?

As described in the notice, we will hold the Annual Meeting at the offices of Solitario 4251 Kipling St., Suite 390, Wheat Ridge, Colorado 80033.  The Annual Meeting is scheduled for June 19, 2018 at 10:00 a.m. Mountain Daylight Time. If you expect to attend the Annual Meeting in person, please call Solitario at (303) 534-1030 to ensure that sufficient accommodations are prepared.

2.    Who is asking for my vote?

The Board of Directors is sending this Proxy Statement along with other soliciting materials and the enclosed proxy card to you and all other persons who are shareholders of record of Solitario as of the close of business on April 30, 2018. The Board of Directors is soliciting your vote for our Annual Meeting.

3.    Who is eligible to vote?

Shareholders of record who own shares of Common Stock at the close of business on the record date are eligible to vote. Each outstanding share of Common Stock is entitled to one vote.

4.    Might the Annual Meeting be adjourned?

We do not intend to seek adjournment of the Annual Meeting unless we have insufficient holders of record of the outstanding shares of Common Stock to meet a quorum (which requires the presence of holders of record of at least a majority of the outstanding shares). If this occurs, we will consider the advisability of proposing adjournment to a specific time and place. Unless the Board of Directors fixes a new record date, shareholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

5.    Why did you send me this booklet?

This booklet is a Proxy Statement. It provides you with information you should review before voting on the proposals, discussed above, and in the Notice of Annual Meeting of Shareholders. You are receiving these proxy materials because you have the right to vote at the Annual Meeting. Such proxy materials are also available on-line at www.solitarioxr.com.

6.    How do I vote?

Registered Shareholders

There are two methods by which registered shareholders (“Registered Shareholders”), whose names are shown on the books or records of the Company as owning shares of Common Stock, can vote their shares at the meeting in person or by proxy. Should a Registered Shareholder wish to vote in person at the Annual Meeting, that person should attend the meeting where his or her vote will be taken and counted. Should the Registered Shareholder not wish to attend the meeting, his or her vote may be voted by proxy through one of the methods below.

A Registered Shareholder may vote by proxy by using one of the following methods: (i) the paper form of proxy to be returned by mail or delivery; (ii) by using the internet; or (iii) by telephone. The methods of using each of these procedures are as follows:

Voting by Mail. A Registered Shareholder may vote by mail by completing, dating and signing the enclosed form of proxy and mailing it to Computershare Investor Services Inc. in the envelope provided for receipt no later than 5:00 p.m. (MDT) on June 15, 2018. Joint owners must each sign the proxy card.

3

Voting by Internet. A Registered Shareholder may vote by Internet by accessing the following website: www.investorvote.com. When you log on to the site you will be required to input a control number as instructed on the form of proxy. Registered Shareholders may vote by internet up to 5:00 p.m. (MDT) on June 15, 2018.

Voting by Telephone: A Registered Shareholder may vote by telephone by calling the toll-free number 1-866-732-8683 from a touch tone phone. When you telephone you will be required to input a control number as instructed on the form of proxy. Registered Shareholders may vote by telephone up to 5:00 p.m. (MDT) on June 15, 2018.

Beneficial Shareholder

If you own your shares through a broker-dealer or other nominee (a “Beneficial Shareholder”) you must vote your shares as instructed by that broker-dealer or other nominee. If you own your shares through a broker-dealer or other nominee, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the Annual Meeting, unless you have obtained a proxy for those shares from the person who holds your shares of record. Beneficial Shareholders should ensure that instructions respecting the voting of their shares of Common Stock are communicated to the appropriate person at the broker-dealer or other nominee where your shares are held.

7.    Why does my name not appear as a shareholder of record?

Many investors own their investment securities through a broker-dealer or other nominee. Broker-dealers frequently clear their transactions through other broker-dealers and may hold the actual certificates for shares in the name of securities depositories, such as CEDE & Co. (operated by Depository Trust Company of New York City). In such a case, only the ultimate certificate holder appears on our records as a shareholder even though that nominee may not have any economic interest in the shares that you actually own through your broker-dealer. You should contact your broker-dealer for more information about this process. You have the right to request that your broker-dealer deliver to you a certificate representing your shares.

8.    How can I obtain more information about Solitario?

This Proxy Statement is available online at www.solitarioxr.com. In addition, information is available on our website at www.solitarioxr.com and through periodic reports filed by Solitario with the SEC and available at: www.sec.gov.

9.    Why are we being asked to vote on the proposals?

The rules of the NYSE American Exchange (the “NYSE American”) and Colorado state law require Solitario to hold an annual meeting of shareholders to, among other things, elect directors. At the Annual Meeting shareholders are being asked to consider certain proposals that are commonly considered at an annual meeting of shareholders for a publicly reporting company, being the election of a slate of directors (Proposal No. 1), the approval of the Company’s executive compensation program (Proposal No. 3), the advisory vote on the frequency that the Company will ask shareholders to hold an advisory vote on the Company’s executive compensation program (Proposal No. 4) and the ratification of the Company’s independent public accounting firm for fiscal 2018 (Proposal No. 5).

In addition, at the Annual Meeting, you will be asked to consider and vote to approve the grant of options for an aggregate of 2,300,000 common shares, granted on September 1, 2017 pursuant to the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan (the “2013 Plan”) to officers and directors of Solitario (the “Conditional Options”). The Conditional Options, were granted subject to shareholder approval. Solitario is not obligated by law or the rules of the NYSE American or the Toronto Stock Exchange (“TSX”) to separately seek shareholder approval of the grant of the Conditional Options but has elected to permit shareholders the opportunity to review, consider and approve this award granted under the 2013 Plan.

10. What will happen if the Conditional Options are not approved?

If the Solitario shareholders do not approve the grant of the Conditional Options, the options will be void and may not be exercised.

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FORWARD LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT SOLITARIO’S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: SOLITARIO'S BUSINESS AND BUSINESS RELATIONSHIPS, SOLITARIO'S BUSINESSES ACTIVITIES, THE SUFFICIENCY OF SOLITARIO'S CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "INTENDS," "PROJECTS," "PLANS," "EXPECTS," "ANTICIPATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING CERTAIN OF THESE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED IN SOLITARIO'S PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board currently consists of six directors. The directors elected at the Annual Meeting will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified. Unless the vote is withheld by the shareholder, the proxies solicited by the Board will be voted for the election of each nominee. The six nominees who receive the most votes will be elected. If a shareholder does not vote for a nominee or indicates to "withhold" authority to vote for a nominee on the proxy card, that shareholder's vote will not count either for or against the nominee. If any nominee shall not be a candidate for election as a director at the meeting, it is intended that votes will be cast pursuant to the enclosed proxy for any substitute nominees as may be nominated by the existing directors. No circumstances are presently known which would render any nominee named below unavailable to serve as a director.

Identification of Directors

The slate of nominees for election to Solitario’s Board of Directors is below.

Name	Age

Brian Labadie Chairman (1)(3)(4)	65	Mr. Labadie has been a director of Solitario since June 2006 and Chairman since March of 2009. He is an independent mining industry consultant. He was a director of Crown Resources Corporation (CRS: TSX) ("Crown") from June of 2002 until August 2006 upon completion of Crown’s merger with Kinross Gold Corporation ("Crown-Kinross Merger") and a director of Battle Mountain Gold Exploration Corporation (BMGX:OTC) from June 2005 to June 2007. In evaluating Mr. Labadie’s qualifications as a director, the Board considered the experience Mr. Labadie has in over forty years-experience in the mining industry. The specific experience that Mr. Labadie brings to Solitario includes formal training and experience as a mining engineer including developing and operating mines, both as a mine manager and as a senior executive at Miramar Mining Corporation and Echo Bay Mines. The Board believes Mr. Labadie’s operating experience complements and enhances the knowledge and understanding the other Board members and management of Solitario have in mining exploration, and corporate finance. Mr. Labadie spent ten years with Miramar Mining Corporation from November 1996 to September 2006 as the Executive Vice President, COO. Prior to that, Mr. Labadie spent nine years with Echo Bay Mines, Ltd. as Vice President of Operations. Mr. Labadie holds a Bachelor of Science degree in geological engineering from the University of Toronto.

5

John Labate (1)(2)(3)(4)	69	Mr. Labate has been a director of Solitario since December 2016 and is the Audit Committee Chairman. Since May 2015 he has served as the CFO of Gold Resource Corporation. Mr. Labate has held management positions in the mining industry for over 35 years. These include Operations Analysis Manager for Anaconda Minerals Company (1980-1986), Corporate Controller for Bond International Gold (1987-1991), CFO for Crown (1992-1997), CFO for GeoBiotics (1997-1999); CFO for Applied Optical Technologies (1999-2004), CFO for Constellation Copper (2004-2008), CFO for Golden Star Resources (2008-2012) and principal of East Cape Advisors (2012-2015). Mr. Labate is experienced in all aspects of accounting, finance and regulatory management within the public sector of the mining industry in both the United States and Canada. The Board believes Mr. Labate’s formal training in accounting and finance, coupled with his more than 35 years of industry experience, makes him suited to serve on the Board. Mr. Labate received a Bachelor of Science, Accounting, from San Diego State University and passed all parts of the CPA examination.

James Hesketh (1)(2)(3)	61	Mr. Hesketh has been a director of Solitario since July of 2017. He is presently serving as President, CEO, and Director of Vıva Gold Corp. an exploration company listed on the TSX Venture Exchange (“TSXV”), which owns an advanced stage gold exploration property near Tonopah Nevada. From March 2008 to December 2016 Mr. Hesketh served as President, CEO and Director of Atna Resource, Ltd, a TSX listed company that operated two gold mines in California and Nevada. Prior to that, Mr. Hesketh served as President, CEO and Director of Canyon Resources Corporation (“Canyon”) (2005-2008), a NYSE American listed mining company, which was merged with Atna Resources Ltd. in 2008. Prior to joining Canyon, Mr. Hesketh served as Principal Mining Engineer and Vice President of NM Rothschild & Sons (Denver) Inc. (2000-2004) which engaged in structured lending to the global metals and mining industry. Mr. Hesketh has proven leadership skills and broad-based industry experience ranging from mergers and acquisitions to mining finance, to mine permitting, development, construction and operations, both domestically and internationally and under U.S. and international regulatory regimes. In evaluating Mr. Hesketh’s qualifications to serve as a director, the Board of Solitario believes that his formal training in engineering and economics combined with more than 35 years of broad based industry experience and leadership makes him uniquely suited to serve on the Board. Mr. Hesketh holds a BS in Mining engineering and an MS in Mineral economics, both from the Colorado School of Mines.

6

Christopher E. Herald	64	Mr. Herald has been a director of Solitario since August 1992. He has also served as Chief Executive Officer since June 1999 and President since August 1993. Mr. Herald also served as a director of Crown starting in April 1989, as Chief Executive Officer of Crown starting in June of 1999, and as President of Crown from November 1990, each until August 2006, when he resigned from such positions upon completion of the Crown-Kinross Merger. In evaluating Mr. Herald’s qualifications to serve as a director, the Board of Solitario believes his leadership of Solitario since Solitario’s inception as Chief Executive Officer, as well as his knowledge of the Company’s operations, make him an invaluable member of the Board. In addition, Mr. Herald has shown a keen insight in the evaluation of various opportunities in the mining industry, including the acquisition of properties for exploration and potential merger and acquisition candidates for Solitario. Mr. Herald has a track record of operating mining companies both with Crown and Solitario and the Board believes these are significant contributors to the success of Solitario. Prior to joining Crown, Mr. Herald was a Senior Geologist with Echo Bay Mines and Anaconda Minerals. Mr. Herald was formerly a director of Underworld Resources Inc. (UW: V) from June 2009 to June 2011, and Atna Resources from May 2009 to June 2015. Mr. Herald is past Chairman of the Denver Gold Group, a non-profit industry trade group that organizes the preeminent gold mining industry institutional conferences in the United States and Europe. Mr. Herald received a M.S. in Geology from the Colorado School of Mines and a B.S. in Geology from the University of Notre Dame.

Gil Atzmon (1)(4)	58	Mr. Atzmon has served a director of Solitario since July 2017. He is the founder, previously served as Chairman, Chief Executive Officer, President and a Director of Zazu Metals Corporation (“Zazu”) before it became a wholly-owned subsidiary of Solitario. Mr. Atzmon has over 30 years’ experience in the mineral resources sector. His career has included positions as a mining executive, investment banker and mining fund manager. Mr. Atzmon participated in many global exploration and mining projects and successfully arranged financing for the exploration and development of several mineral properties. In evaluating Mr. Atzmon’s qualifications to serve as a director, the Board believes his leadership of Zazu as its founder and previously, as Zazu’s Chief Executive Officer, as well as his knowledge of the Lik deposit and operations, make him an invaluable member of the Board. In 2001 and 2002, Mr. Atzmon acted as Vice President, Corporate Development of Ivanhoe Mines Ltd. In 2000 and 2001, Mr. Atzmon served as a global energy and mining specialist in institutional equity and sales for BNP Paribas. From 1998 to 2000, Mr. Atzmon was Chief Investment Strategist and Portfolio Manager for US Global Investors, Inc. Mr. Atzmon holds a Bachelor’s degree in Geology and Geography from Columbia College at Columbia University, New York and obtained a Master Degree in Energy and Mineral Resources from the University of Texas at Austin, Texas.

Joshua D. Crumb (1)(2)	38	Mr. Crumb has been a director of Solitario since July 2017. Mr. Crumb is a founder, Director and Chief Strategy Officer of Goldmoney Inc., a financial service and technology company, serving in this role since 2014. Mr. Crumb was a director of Zazu before it became a wholly-owned subsidiary of Solitario. Mr. Crumb was previously an Executive Director at Goldman Sachs, working as the Senior Metals Strategist in the Global Economics, Commodities and Strategies research division in London from 2010-2012. Mr. Crumb also held various positions within the Lundin group of companies, serving as Director of Corporate Development at Lundin Mining, and Special Project Analyst for group chairman Lukas Lundin. From 2012-2014, Mr. Crumb served as a founder and Director of Loma Vista Capital, and an independent Director of Silver Bull Resources Inc. (OTCQB: SVBL; TSX: SVB)) and Astur Gold Corp (TSX: BDG). In evaluating Mr. Crumb’s qualifications to serve as a director, the Board of Solitario believes his extensive financial and corporate development experience in the junior mining industry as well as his knowledge and leadership of Zazu as one of its directors make him ideally suited to serve on Solitario’s Board. Mr. Crumb holds a Master of Science degree in Mineral Economics, a Graduate Certificate in International Political Economy, and a Bachelor of Science degree in Engineering from the Colorado School of Mines.

  The Board has determined this director to be an independent member of the Board in accordance with Section 803A of the NYSE American Company Guide.
  Member of the Audit Committee.
  Member of the Compensation Committee.
  Member of the Nominating Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

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7

PROPOSAL NO. 2:

APPROVAL OF THE GRANT OF THE CONDITIONAL OPTIONS

We are asking Solitario shareholders to approve the September 1, 2017 grant of the Conditional Options. The

Conditional Options represent options to acquire an aggregate of 2,300,000 shares of Common Stock and were issued under the 2013 Plan. The Conditional Options were granted subject to shareholder approval and have a five-year life, an exercise price of $0.77 per share and a grant date fair value of $970,000, based upon a Black-Scholes model with a volatility of 64%, and a risk-free interest rate of 1.70%. If approved, the Conditional Options will be deemed issued and will vest 25% on approval, 25% on September 1, 2018, 25% on September 1, 2019 and 25% September 1, 2020. The Conditional Options may not be exercised in whole or in part unless Solitario shareholders approve the grants at this Annual Meeting and the option grants will be void if Solitario shareholders do not approve the grants. As the Conditional Options were subject to shareholder approval, none of the Conditional Options were considered outstanding, or exercisable as of December 31, 2017.

The Conditional Options were granted to the following officers and directors:

Name	Options	Exercise Price (1)	Grant date fair value (2)
Christopher E. Herald, CEO	500,000	$0.77	210,799
Walter H. Hunt, COO	400,000	0.77	168,639
James R. Maronick, CFO	375,000	0.77	158,099
Joshua D. Crumb, director	200,000	0.77	84,320
Gil Atzmon, director	200,000	0.77	84,320
Jim Hesketh, director	200,000	0.77	84,320
Brian Labadie, Chairman, director	225,000	0.77	94,860
John Labate, director	200,000	0.77	84,320
Total	2,300,000		969,677

(1)	The exercise price was equal to the closing price of a share of Solitario common stock on the NYSE American on the date of grant.
(2)	The Grant date fair value was determined based upon a Black-Scholes model with five-year life, a volatility of 64%, and a risk-free interest rate of 1.7%.

The Board of Directors believes that equity-based compensation is an important and entirely appropriate element of the compensation of Board members and executive officers. The Board believes that stock options (and other forms of equity compensation) may provide the means of ensuring the stability of the Board and further aligning the interests of Board members and executive officers with those of Solitario and its shareholders. This stability and interest alignment is believed to be in the best interests of all shareholders.

The grant of equity awards pursuant to the 2013 Plan is the responsibility of the Board (or a committee of the Board), as the Board believes it (or a committee of the Board) is in the best position to evaluate equity-based awards to Board members, executive officers and other personnel. Except for Mr. Atzmon and Mr. Crumb, none of the officers and directors of Solitario currently hold any stock options. The terms of the Conditional Options were granted in accordance with the terms of the 2013 Plan, and the Board believes that making equity-based awards to the Company’s officers and directors is an important component of the compensation of such persons. The grant of the Conditional Options is being submitted to the Solitario shareholders for approval in part because Solitario does not have a regular policy or pattern in when it grants equity awards to officers and directors, the number of shares reserved under the 2013 Plan was recently increased, and the Board believes that it is good corporate governance, given the recent Acquisition to submit this award of the Conditional Options for shareholder approval. Solitario does not expect to submit to its shareholders approval of future grants of options or other equity awards to its officers, directors or other personnel.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE GRANT OF THE CONDITIONAL OPTIONS

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PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking Solitario shareholders to approve an advisory resolution on the compensation program of our “Named Executive Officers” as disclosed in this Proxy Statement.

As described more fully in the “Compensation Discussion and Analysis” below, our executive compensation program is structured to align the interests of our executive officers (each of whom is a shareholder of the Company) with those of our non-affiliated shareholders and to fairly reward them for creating shareholder value and for achieving our business objectives. Our primary objectives are to retain our executives, attract new executives as necessary and fairly compensate our current executives, including rewarding performance that supports our principles of building shareholder value, and we may also recognize individual performance from time to time.

We believe that our executive compensation program, which relies on clear and simple objectives for executive performance and reward, has been effective at incenting our Named Executive Officers to further achievement of positive results and strong financial performance by the Company, appropriately aligning pay and performance and in enabling us to attract and retain talented executives within our industry.

We are asking our shareholders to indicate their support for our executive compensation program as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on our fiscal year 2017 executive compensation policies and procedures. It is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to approve the following resolution:

“RESOLVED THAT:

Solitario shareholders approve the compensation of Solitario’s Named Executive Officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement for the 2017 annual meeting.”

The advisory vote on executive compensation is not binding on the Company, our Board or our Compensation Committee. However, our Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our compensation programs and may consider the outcome of the vote when making future compensation decisions.

At the Company’s 2012 annual meeting of shareholders, the shareholders voted in favor of holding future advisory votes on the Company’s executive officer compensation program every year, and the Company’s Board of Directors subsequently adopted this as its official position.  Accordingly, this proposal on the advisory vote on executive compensation is being submitted to obtain the advisory vote of the shareholders in accordance with the Dodd-Frank Act, Section 14A of the Exchange Act and the SEC’s rules. We are required to solicit shareholder preferences regarding the frequency of future advisory votes on executive compensation at least once every six (6) years, see Proposal No. 4, below. We currently expect that the next shareholder advisory vote on the Company’s executive compensation program will take place at the annual meeting of shareholders to be held in 2019, pending the results of the vote on Proposal 4, below.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 4:

ADVISORY VOTES ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

          In accordance with Section 14A of the Exchange Act, we are seeking an advisory vote from our shareholders on how often the Company should hold an advisory vote on executive compensation. You may vote for every: one, two or three years, or you may abstain from voting. At the Company’s 2012 annual meeting of shareholders, the shareholders voted in favor of holding future advisory votes on the Company’s executive officer compensation program every year, and the Company’s Board of Directors subsequently adopted this as its official position.  We are required to solicit shareholder preferences regarding the frequency of future advisory votes on executive compensation at least once every six (6) years.

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          The Board believes that our shareholders should consider our executive compensation, together with our corresponding long-term results, every year, as that will promote stability and is consistent with the approach the Board takes in overseeing the business and management of our Company by including input from our shareholders in the process. In addition, a one-year cycle will allow the Board and the Compensation Committee to evaluate and respond to our shareholder’s input and effectively implement any changes to our executive compensation program.

          Because the vote is advisory and not binding on the Board, it may decide that it is in the best interests of Solitario and our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

          If a quorum is present at the meeting, the frequency of vote option (one (1), two (2), or three (3) years) receiving the highest number of votes will be adopted.

THE BOARD RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY OF FURTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION.

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PROPOSAL NO. 5:

RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting our shareholders are being asked to ratify the selection of EKS&H LLLP as our independent registered public accounting firm and to continue as such for fiscal year 2018. Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the appointment of EKS&H LLLP as our independent registered public accounting firm for the year 2018 is not ratified by shareholders, the Audit Committee will reconsider its appointment. The Board considers EKS&H LLLP to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests. Representatives of EKS&H LLLP are expected to be present at the Annual Meeting and have the opportunity to make a statement and to respond to appropriate questions.

Audit Fees

The following table summarizes the aggregate fees billed to Solitario by EKS&H LLLP for the fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees (1)	$48000	$40,000
Audit related fees (2)	27,000	33,000
Tax fees (3)	31,000	22,000
Total	$106,000	$95,000

(1)	Fees billed for audit services in 2017 and 2016 consisted of:

i.      Audit of our annual financial statements for 2017 and 2016.

ii.      Consents and other services related to SEC filings.

(2)	Represents fees billed related to reviews of our quarterly reports for 2017 and 2016.
(3)	Represents fees billed in connection with the preparation and filing of our United States federal and Colorado state income tax returns.

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Pre-approval of Audit Fees

On an annual basis the Audit Committee approves the proposed audit services and the fees related thereto by our independent auditors in advance of the year of service in accordance with the pre-approval policy adopted by the Audit Committee. All other fees are pre-approved on an ongoing basis as required. The Audit Committee pre-approval policy requires that the Audit Committee determine that proposed services and related fees are required and reasonable under the circumstances. All of the fees billed to Solitario by EKS&H LLLP during 2017 and 2016 were pre-approved by the Audit Committee pursuant to the Audit Committee pre-approval policy. The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has determined that the provision is compatible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF EKS&H LLLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of Board of Directors Annual Meeting Attendance

During the fiscal year ended December 31, 2017, there were four meetings of the Board. Each of the incumbent directors attended each of those Board meetings. Each of the incumbent directors attended all meetings held by committees of the Board (described below) on which they served during 2017. All of the references to meetings exclude actions taken by written consent.

The Company does not have a formal policy regarding the attendance of our Board members at our annual meetings of shareholders and Board members are not required to attend such meetings. Mr. Herald was the only director that attended the annual meeting of shareholders held on June 29, 2017.

No material changes to the procedures for nominating directors by our shareholders, as described in the proxy statement filed with the SEC by the Company on May 24, 2017 with respect to the 2017 annual meeting of shareholders, have been made since such proxy statement was filed.

Corporate Governance and Nominating Committee

In June of 2006, the Board formed the Corporate Governance and Nominating Committee of the Board (the "Nominating Committee"). A copy of the Nominating Committee charter is available on the Company website at www.solitarioxr.com. The members of the Nominating Committee are all independent in accordance with the definition of independence set forth in the NYSE American Company Guide. The Nominating Committee held two meetings during 2017. During 2017, the Nominating Committee approved the nominations of Mr. Atzmon and Mr. Crumb in connection with Solitario’s acquisition of Zazu (the “Acquisition”), and each were elected by the shareholders at the 2017 annual meeting. In addition, the Nominating Committee approved the nomination of Mr. James Hesketh to replace Mr. Leonard Harris, who did not seek re-election at the 2017 annual meeting. The Nominating Committee approved the slate of directors submitted to the shareholders at the Annual Meeting. There were no director nominations for the Annual Meeting.

The primary purposes of the Nominating Committee are to (a) identify individuals qualified to become Board members and select or recommend director nominees; (b) develop and recommend to the Board corporate governance principles applicable to the Company; (c) lead the Board in its review of the Board's performance; and (d) recommend to the Board director nominees for each committee. The Nominating Committee has not adopted specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather each nominee is individually evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. The Nominating Committee does not have a policy regarding the consideration of diversity in identifying nominees for director; however, it does actively seek to have a Board of Directors composed of individuals with a diverse set of expertise and business experiences.

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The Nominating Committee will consider candidates submitted from a variety of sources (including, without limitation, incumbent directors, shareholders, and Company management) to fill vacancies and/or expand the Board of Directors. The committee will then evaluate each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. The committee seeks to identify and recruit the best available candidates and will endeavor to evaluate qualified shareholder nominees (if any) on the same basis as those submitted by members of the Board of Directors, third-party search firms (if applicable) or other sources.

Pursuant to Section 2.11 of our Bylaws, candidates for election as directors at any meeting of shareholders may be made (a) by, or at the direction of, a majority of the members of the Board (although as described above, such role has been delegated to the Nominating Committee) or (b) by any shareholder entitled to vote at such a meeting, subject to the requirements outlined below. The Board makes no distinction in evaluating candidates who come to their attention directly or who are nominated by any shareholder. No shareholder submitted a nomination to the Board during the Company’s 2017 fiscal year. The Nominating Committee does not have specific minimum qualifications that a candidate must possess for consideration.

In order to qualify for consideration at a shareholder meeting, shareholder nominations must be in writing addressed to the Secretary of Solitario not less than 60 days nor more than 90 days prior to the date of a scheduled shareholders' meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice of a shareholder nomination must be delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company which are beneficially owned by such person as of the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A, under the Exchange Act and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of stock of the Company which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

The Board may reject any shareholder nomination not timely made in accordance with the requirements of Section 2.11 of Solitario's Bylaws. Furthermore, if the Board determines that the information provided in a shareholder's notice does not satisfy the informational requirements of Section 2.11 of the Bylaws in any material respect, the Secretary will promptly notify such shareholder of the deficiency in the notice. The shareholder will then have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the Board shall reasonably determine. If the deficiency is not cured within such time period, or if the Board reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 2.11 of the Company's Bylaws in any material respect, then the Board may reject such shareholder's nomination. The Secretary of the Company shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and information requirements of the Company's Bylaws. Notwithstanding the procedure set forth above, if the Board does not make a determination as to the validity of any shareholder nominations, the presiding officer of the meeting of the shareholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of the Company's Bylaws and shall accept or reject the nomination accordingly.

Audit Committee

Solitario has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Mr. Labate, Mr. Crumb and Mr. Hesketh, each of whom is “independent” in accordance with NYSE American Stock Exchange standards, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act. The Board has determined that Mr. Labate is the audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee acts under a written charter that was adopted and approved by the Board on July 26, 2006, a current copy of which is available on the Company website at www.solitarioxr.com. The Audit Committee’s primary function is to review Solitario's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting processes, including the system of internal controls. The Audit Committee met five times during the year ended December 31, 2017.

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Audit Committee Report

In performing its duties, the Audit Committee reviewed and discussed the audited financial statements contained in the 2017 Annual Report on Form 10-K with management and Solitario's independent registered public accountant, EKS&H LLLP. The Audit Committee met with EKS&H LLLP, and discussed all issues deemed to be significant by EKS&H LLLP, including any matters required by Rule 2-07 of Regulation S-X, "Communication with Audit Committees" and by the statements on Auditing Standard No. 16, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board, and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements. In addition, in accordance with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" as amended or supplemented, the Audit Committee discussed with EKS&H LLLP its independence from Solitario and its management, and has received and reviewed the written disclosures and letter from EKS&H LLLP required by applicable requirements of the Public Company Accounting Oversight Board regarding EKS&H LLLP’s communications with the Audit Committee including that EKS&H LLLP is independent and has discussed EKS&H LLLP’s independence with them.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that Solitario include the audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2017 which was filed with the SEC on March 14, 2018.

AUDIT COMMITTEE
                John Labate, Chairman
                Jim Hesketh
                Joshua Crumb

Compensation Committee

On June 27, 2006, the Board approved the charter for and formed the Compensation and Management Development Committee (the "Compensation Committee"). A current copy of the Compensation Committee charter is available on the Company website at www.solitarioxr.com. Mr. Labadie, Mr. Labate and Mr. Hesketh are the members of the Compensation Committee. The Compensation Committee met twice times during 2017.

The primary purposes of the Compensation Committee are to (a) review from time to time and approve the overall management evaluation and compensation policies of Solitario; (b) review and approve goals and objectives relevant to the compensation of the executive officers, including the chief executive officer, of Solitario and evaluate the performance of Solitario's executive officers; (c) set the compensation of the executive officers of Solitario, in light of the Compensation Committee's review; (d) review, approve and periodically evaluate Solitario's compensation and other benefit plans, including incentive compensation and equity-based plans and programs for non-employee directors, executive officers and senior management, and make recommendations as necessary; (e) review and approve any amendments and modifications to any such plan or program requiring approval of the Board, subject to applicable regulatory and shareholder approval requirements; (f) review and approve the grant of options, restricted stock, stock appreciation rights and other equity-based grants to Solitario's non-employee directors, executive officers and senior management consistent with the Company’s incentive compensation plans and programs and compensation and retention strategy, subject to ratification by the Board; (g) review and approve plans of the Company for management development and senior managerial succession; (h) oversee compliance with the applicable compensation reporting requirements of the SEC and (i) conduct an annual performance self-evaluation of the Compensation Committee and prepare an annual report thereon to the Board. The Compensation Committee has not engaged compensation consultants but has the authority to do so under the Compensation Committee charter. Further, the Compensation Committee may form, and delegate authority to, subcommittees when appropriate. The processes and procedures used for the consideration and determination of executive compensation are described in the section of this Proxy Statement entitled "COMPENSATION DISCUSSION AND ANALYSIS."

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The scope and authority of the Compensation Committee, including the role of executive officers and compensation consultants in determining or recommending the amount and form of compensation and the ability of the Compensation Committee to delegate authority, are more fully described in the Compensation Committee charter.

Compensation Committee Interlocks and Insider Participation

Mr. Labadie, Mr. Labate and Mr. Hesketh are the members of the Compensation Committee and are “independent” in accordance with the definition of independence set forth in the NYSE American Company Guide. No member of the Compensation Committee is currently, or has been an officer or employee of Solitario for the last three years or had a relationship with Solitario required to be disclosed pursuant to Item 404 of Regulation S-K.

Compensation Committee Report

The Compensation Committee has reviewed, evaluated and discussed the (i) allocation of executive compensation, including the allocation of compensation between salary paid in cash and deferred compensation in the form of stock option grants and awards; (ii) goals and objectives of our executive compensation including the need to be competitive with peer companies to retain and attract the best available executive talent; (iii) existing elements of executive compensation including salary, bonus and stock options, and (iv) performance of our existing executives, including our Chief Executive Officer (“CEO”) against general targets and goals including budgets, exploration activities and success, the performance of our stock and other measures. Neither the Compensation Committee nor management has engaged any compensation consultants in determining or recommending the amount or form of executive or director compensation in the last year. The Compensation Committee has reviewed recommendations prepared by our CEO for levels of compensation for Mr. Hunt, our Chief Operating Officer, and Mr. Maronick, our Chief Financial Officer. The Compensation Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

COMPENSATION COMMITTEE
               Brian Labadie, Chairman
               Jim Hesketh
               John Labate

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Solitario's directors and executive officers, and persons who own more than ten percent of a registered class of Solitario's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Solitario’s Common Stock and other equity securities of Solitario. Officers, directors, greater than ten percent shareholders are required by SEC regulation to furnish Solitario with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to Solitario and written representations that no other reports were required, during the year ended December 31, 2017, Mr. Crumb did not file a form 3 after his election to the Board in July of 2017. No other person failed to timely meet the Section 16(a) filing requirements applicable to officers, directors, and greater than ten percent beneficial owners during the year ended December 31, 2017.

Shareholder Communications

We endeavor to keep all shareholders well informed as to financial performance of the Company, primarily by means of its annual and quarterly reports and by press releases. The Board and management of Solitario are receptive to shareholder feedback in any form. It is Solitario's policy to receive and respond promptly to shareholder inquiries while being guided by legal requirements as well as the Company's policies with respect to confidentiality and disclosure requirements. Shareholders wishing to send communications to the Board should write to either the Chairman of the Board or to the Secretary of the Company at the following address: Solitario Zinc Corp., 4251 Kipling St., Suite 390, Wheat Ridge, CO 80033. All such communication shall state the type and amount of the Company's securities held by the shareholder and shall clearly state the communication is intended to be shared with or directed only to the Board, or if applicable, with a specific committee of the Board. The Chairman of the Board or the Secretary of the Company, as applicable, will forward such communication to the members of the Board or a specific committee of the Board.

Indemnification of Directors

Our Articles of Incorporation authorize our Board to the fullest extent permitted by Colorado law as now or hereafter in effect, to indemnify any director of Solitario. The Board is entitled to determine the terms of such indemnification, including advancement of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board. Any amendment to or repeal of the authorization of indemnification contained in our Articles of Incorporation shall not adversely affect any right of a director of Solitario thereunder with respect to any right to indemnification that arises prior to such amendment.

Code of Ethics

We adopted a Code of Business Conduct and Ethics including a Code of Ethics applicable to the principal executive officer and the principal financial and accounting officer of Solitario (the "Code of Ethics") on June 27, 2006, a copy of which may be found on our website at www.solitarioxr.com and on SEDAR at www.sedar.com. Any person who wishes to receive a copy of the Code of Ethics may do so at no charge by written request to Investor Relations, Solitario Zinc Corp., 4251 Kipling St, Suite 390, Wheat Ridge, CO 80033.

Board Leadership and Risk Oversight

We have maintained separate individuals in the position of CEO and non-executive Chairman of the Board of Solitario since our inception. Our non-executive Chairman serves as liaison between the CEO and other independent directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of shareholders or interested parties of which he becomes aware. Our non-executive Chairman presides at all Board meetings he attends and provides advice and counsel to the CEO. We believe the separation of these positions, with an independent non-executive Chairman, provides Solitario with valuable independent direction and advice for our CEO and our other executive officers.

Our Board of Directors is responsible for the overall risk oversight of Solitario. Directors are entitled to rely on management and the advice of the Company’s outside advisors and auditors but must at all times have a reasonable basis for such reliance. The Board of Directors delegates the day-to-day risk management of Solitario to the CEO and Chief Financial Officer, each of whom periodically report to the Board of Directors and to certain committees of the Board of Directors. The Audit Committee oversees our financial and reporting risks, including our short-term investing and hedging risks and these risks are discussed at no less than one Audit Committee meeting per year, providing the Audit Committee members the opportunity to discuss the risks and the risk mitigation process. The Compensation Committee oversees the risks arising from our compensation policies and practices and provides a report to the Board of Directors regarding the compensation of the CEO and executive officers. The Nominating Committee evaluates and recommends individuals for nomination to the Board of Directors in the event of a vacancy in the Board of Directors.

We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Management has implemented cybersecurity safeguards to Solitario’s systems, and periodically reports to the Audit Committee and the full board updates and changes to its cybersecurity systems as well as risks and any cybersecurity incidents. Solitario has not experienced any material cybersecurity breaches during 2017 or 2016.Compensation of Directors

In addition to any equity awards our directors receive the following compensation in their capacities as directors:

Annual Director retainer fee:	$12,000 ($3,000 per quarter)
Additional Chairman fee:	$4,000 ($1,000 per quarter)

Additional Audit Committee Chairman fee:	$3,000 ($750 per quarter)

All the above referenced fees were as of December 31, 2017. Director fees are paid quarterly during the year. Fees cover participation in all board and committee meetings, including the position of all committee chairmen (excluding audit chairman who receives an additional fee). A deduction of $1,000 is made for any regularly scheduled board meeting (four quarterly meetings) that is missed. The above director fees were reduced during 2017 from $13,000 per annum and from $6,000 per annum additional Chairman fee.

The following table provides summary information regarding compensation earned by our directors during the fiscal year ended December 31, 2017:

Name (1)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards (2) ($)	Non-equity incentive plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Labadie, Chairman (4)	17,250	—	—	—	—	—	17,250
Mr. Atzmon (3)	6,000	—	56,087	—	—	—	62,087
Mr. Crumb (3)	6,000	—	6,054	—	—	—	12,054
Mr. Hesketh (3)(4)	6,000	—	—	—	—	—	6,000
Mr. Labate (4)	16,000	—	—	—	—	—	16,000
Mr. Harris (5)	7,000	—	—	—	—	—	7,000

(1)	Mr. Herald served as a director during 2017 and as the Chief Executive Officer. He received a salary and other compensation for his services as an officer of Solitario during the year ended December 31, 2017, which are shown below under the “Summary Compensation Table”.
(2)	The amount represents the grant date fair value of option awards granted during the year in accordance with FASB ASC No. 718. In accordance with the terms of the Acquisition, Zazu options held by all Zazu option holders were replaced by Solitario options from the 2013 Plan, with similar terms and conditions (the “Replacement Options”). The Replacement Options were granted from the 2013 Plan on July 12, 2017 and were fully vested on the date of grant. Replacement Options of 464,360 options and 125,020 options were granted to Mr. Atzmon and Mr. Crumb, respectively. The grant date fair value of the Replacement Options was determined by a Black-Scholes Model, with terms between 10 and 18 months, exercise prices between $0.74 per share and $2.24 per share, historical volatility of 67%, and a risk-free interest rate of 1.0%.
(3)	Mr. Atzmon, Mr. Crumb and Mr. Hesketh were elected to serve as directors on June 29, 2017.
(4)	Mr. Hesketh, Mr. Labate and Mr. Labadie have no stock options outstanding as of December 31, 2017.
(5)	Mr. Harris was a former director whose term ended on June 29, 2017.

EXECUTIVE OFFICERS

The following biographies describe the business experience of our executive officers (each also being a "Named Executive Officer" as defined in Item 402 of Regulation S-K):

Christopher E. Herald -  See biography above under the heading “Identification of Directors.”

Walter H. Hunt (67) has been Chief Operating Officer of Solitario since June 2008 and Vice President - Operations and President - South American Operations of Solitario since June 1999. He also served as Vice President - Peru Operations from July 1994 until June 1999. Mr. Hunt was also Vice President - Operations of Crown from 1994 until completion of the Crown - Kinross Merger in August of 2006. Mr. Hunt has over 40 years of exploration, development and operational experience with Anaconda Minerals, Noranda and Echo Bay Mines where he served as Superintendent, Technical Services and Chief Geologist at Echo Bay's Kettle River Operations. Mr. Hunt received his M.S. degree in Geology from the Colorado School of Mines and a B.S. degree from Furman University.

James R. Maronick (62) has served as Chief Financial Officer, Secretary and Treasurer of Solitario since 1999 and was Chief Financial Officer of Crown from June 1999 until completion of the Crown - Kinross Merger in August of 2006. Prior to that, Mr. Maronick served as Vice President - Finance and Secretary/Treasurer of Consolidated Nevada Gold Fields Corporation from November 1994 to September 1997. Mr. Maronick graduated with honors from the University of Notre Dame in 1977 with a BA in accounting and received his Masters’ degree in Finance with highest honors from the University of Denver in 1986.

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Family Relationships

There are no family relationships among any director, executive officer, or person nominated or chosen by the Company to become a director of Solitario.

Business Experience

The business experience of each of our directors is set forth above under “Identification of Directors” and the business experience of those executive officers who are not also our directors is set forth above under “Executive Officers.”

The directorships held by each of our directors in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act, or subject to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, are set forth above under “Identification of Directors.”

Involvement in Certain Legal Proceedings

During the past ten years, except as disclosed below regarding Mr. Hesketh, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the U.S. Commodity Future Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Mr. Hesketh previously held the position of President, CEO and Director of Atna Resources Ltd, a British Columbia Corporation listed on the TSX (“Atna”). Long-term weakness and declining gold prices commencing in 2012 caused Atna to experience several years of operating losses. On November 18, 2015, Atna filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”). On November 30, 2016, a motion was entered with the Bankruptcy Court titled, “Findings of Fact, Conclusions of Law and Order under Section 1129 of the Bankruptcy Code and Bankruptcy Rule 3020 Confirming Debtor’s Joint Chapter 11 Plan of Liquidation”. The Plan of Liquidation was effective December 31, 2016. On that date, Mr. Hesketh was terminated as an employee and officer of Atna.

EXECUTIVE COMPENSATION

The following discussion provides information regarding the compensation program for Solitario's Named Executive Officers for 2017.

Objectives of the Company’s Compensation Program

The Compensation Committee has responsibility for approving the compensation program for Solitario's Named Executive Officers and acts according to a charter that has been approved by the Board and is available on the Company website at www.solitarioxr.com. The compensation program is designed to attract, retain and reward our executives who contribute to Solitario's long-term success. This in turn is intended to build value for Solitario and its shareholders. The program is based upon three fundamental principles:

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(1)       A substantial portion of Solitario's Named Executive Officer compensation should be performance and equity-based to achieve alignment with shareholder interests.

This principle is accomplished in two primary ways: first, through the award of stock options or, other equity awards contemplated in the equity compensation plans adopted by Solitario, in an amount and with such terms that are intended to encourage our Named Executive Officers to promote the long-term growth and performance of Solitario as may be reflected in the price of our Common Stock as quoted on the TSX and the NYSE American.

Second, this is also reflected in terms of cash compensation in the form of cash bonuses. These bonuses are set by the Compensation Committee, in its sole discretion, in a range of zero to 100% of base salary. The extent to which bonuses are paid depends entirely on the extent to which the Compensation Committee believes Solitario has met its development, exploration, budget and shareholder goals, as set by the Compensation Committee and the current and expected financial condition of the Company. No bonuses were awarded to our Named Executive Officers during 2017. Although Solitario completed the Acquisition of Zazu in July of 2017, the performance of the price of the Company’s Common Stock during 2017, which the Compensation Committee felt was impacted by a number of factors, many of which were not in the control of our named executive officers, nonetheless was a major factor in the decision of the Compensation Committee not to award any bonuses during 2017. In March 2016 the Compensation Committee awarded a $60,000 bonus to Mr. Herald, a $44,000 bonus to Mr. Hunt and a $40,000 bonus to Mr. Maronick for their performance and the achievement of certain Company goals during 2015. The Compensation Committee considered the milestones achieved during 2015 by the Company, including (i) completion of the sale of our former interest in the Mt. Hamilton project through the sale of our interest in MHLLC to Waterton Nevada Splitter, Ltd. for gross proceeds of $24,000,000 (the “Transaction”), (ii) the refinancing and eventual repayment, upon the closing of the Transaction, of $5,000,000 short-term debt due to RMB Australia Holdings, Ltd., and (iii) successful marketing of our interest in MH-LLC, including obtaining approval of the Transaction by holders of over 90% of our outstanding shares at our annual meeting held in August 2015. The Compensation Committee considered the bonuses paid in 2016 as earned in 2015 and these bonuses were previously included in the 2015 summary compensation table for each Named Executive Officer for the year ended December 31, 2015. The Compensation Committee did not award any bonuses for the year ended December 31, 2016 to any Named Executive Officer based upon their review of the performance of the price of the Company’s Common Stock during the 2016 and upon the lack of a major mineral property acquisition and / or strategic investment during the year ended December 31, 2016.

(2)        Solitario's compensation program for Named Executive Officers is intended to enable the Company to compete for the best executive talent available.

The Compensation Committee believes shareholders are best served when the Company can attract and retain the highest caliber executives appropriate for a company of our size and complexity. This is done with compensation packages we believe to be fair and competitive. Our Named Executive Officers have served Solitario for many years. During 2017 and 2016 the Compensation Committee reviewed published compensation surveys and publicly available compensation disclosures of several of our peer group companies (“Peer Group Companies”) for which Solitario competes for executive talent as the Compensation Committee believes that each of these public companies share some attributes of Solitario with regard to similar size, and in a similar industry as Solitario. These Peer Group Companies included the following companies:

Vista Gold Corp.	Tinka Resources Limited
Entree Gold Corp.	Riverside Resources Inc.

These reviews were not used to create specific benchmarks applicable to our Named Executive Officer compensation levels. These reviews were used to inform the Compensation Committee of current standards in the industry as such standards may relate, in their independent judgment, to appropriate modifications to Solitario's existing compensation levels. During 2017, Solitario's activities were generally focused on (i) the completion of the Acquisition; (ii) the exploration planning and evaluation of the potential of the Lik deposit acquired in the Acquisition: (iii) the completion of a preliminary economic analysis on our Florida Canyon project and (iv) the evaluation of mineral properties for acquisition and on junior mining companies with mineral properties for strategic investment in the form of potential merger, acquisition or sale. During most of 2016, Solitario’s activities were related to the evaluation of mineral properties for acquisition and potential strategic investments, which led to the Acquisition. As the focus of Solitario during the two most recent fiscal years did not directly compare in all cases to the activities of the Peer Group Companies, the Compensation Committee took the difference in focus into consideration when reviewing compensation of Solitario’s Named Executive Officers compared to the peer companies. Additionally, Solitario has traditionally maintained a very minimal staff and the difference in the number of total employees of Solitario, which currently has six employees world-wide, compared to the Peer Group Companies, does not lend itself to effective use of specific benchmarks.

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Subsequent to the completion of the Transaction, the Compensation Committee, in consultation with the Named Executive Officers, in light of the then difficult financial conditions in the junior mining sector as a result of continued low precious and base metal prices as well as the reduction in Mt. Hamilton related Company activities, decided to reduce the annual salaries of its Named Executive Officers, as of October 1, 2015; with the salary of Mr. Herald being reduced from $230,000 to $198,000, the salary of Mr. Maronick being reduced from $160,000 to $150,000 and the salary of Mr. Hunt being reduced from $178,000 to $158,000. The Named Executive Officers’ salaries remained at the reduced amount during 2016 and 2017, except for an increase in September 2016 to Mr. Hunt’s salary of $1,000 per month and an increase to Mr. Herald’s salary in June 2017 of $500 per month related to an increase in health care costs.

(3)        Solitario's compensation program for the Named Executive Officers should be fair to the executive, the Company and all its employees and perceived as such, both internally and externally.

The Compensation Committee strives to create a compensation program that promotes good corporate practice, encourages our Named Executive Officers to perform at a high level and promotes teamwork among our employees. The Compensation Committee takes these goals into consideration by comparison of executive pay in relation to all other Solitario salary costs for internal consistency, and by comparison to both Peer Group Companies and industry salaries for external consistency. In addition, the compensation program is intended to enhance shareholder value and the Compensation Committee strives to provide transparency and full disclosure to all interested parties.

The Compensation Committee has no authority to recover salary, bonuses or stock option awards or other equity awards made to Named Executive Officers. Although the Compensation Committee has the ability to consider prior compensation (e.g. gains from prior option grants or other equity awards) in setting current compensation, it has no formal procedure or requirement to do so. The Compensation Committee does not set or utilize benchmarks of any kind to set, evaluate or allocate compensation. There have been no actions taken or adjustments made to the process of setting executive compensation discussed herein by the Compensation Committee subsequent to December 31, 2017.

Key Elements of Executive Compensation

The elements of the Company’s compensation program are intended to balance long term and short-term compensation for its executives and attempt to motivate executives to provide excellent leadership and achieve Company goals by linking short-term (such as salaries and benefits) and long-term incentives (such as equity-based compensation) to the achievement of business objectives, thereby aligning the interests of executives and shareholders. In addition, the Compensation Committee recognizes the performance of the Company’s Common Stock is often influenced by the general investment climate of the junior mining industry and other macro-economic factors, which are not within the control of the specific performance of the Named Executive Officers in achieving the objectives set by the Company. The key elements of the compensation of the Named Executive Officers are outlined below. The Compensation Committee considers shareholder input when setting compensation for Named Executive Officers. At our 2017 annual meeting of shareholders, greater than 95% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation program. The Board of Directors and the Compensation Committee reviewed these vote results and determined that, given the significant level of support, no major re-examination of our executive compensation program was necessary at that time.

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(1)	Base Salary

The Compensation Committee attempts to provide base salary to the Named Executive Officers that is commensurate with their review of our Peer Group Companies. The Compensation Committee fixed the base salary for the Named Executive Officers for 2017 (which commenced on January 1, 2017) during its meeting in December 2016. Increases or decreases in base salary are dependent on the Compensation Committee's evaluation of each individual Named Executive Officer performance, the effect of a peer group review, the performance of the entire Company relative to the Company’s general goals and objectives, and the Company’s current and projected financial resources. No Named Executive Officers receive minimum base salary payments pursuant to any employment agreement, or other agreement. The Compensation Committee has authority from the Board to set the base salary at any amount it believes is appropriate. Although the Compensation Committee, reviews the accomplishments of the Named Executive Officers against general goals of the Company, including planned exploration programs, potential mineral property acquisitions, evaluation of strategic opportunities for a corporate merger, acquisition or sale; the Acquisition in 2017; the 2015 Transaction, corporate financing activities and market price of Solitario’s Common Stock, among other things, the Compensation Committee has full discretion to set compensation levels and has not set specific compensation levels to specific criteria. Some of the general criteria are discussed below.

(2)	Bonuses

The Compensation Committee may provide bonuses to the Named Executive Officers, in its sole discretion, based upon their evaluation of the individual Named Executive Officer in light of the certain parameters, including the following:

(i)	Bonuses based upon operational goals and parameters;
(ii)	The desire, discussed above, to provide a substantial portion of compensation based on performance;
(iii)	The performance of the Company relative to Company goals including exploration success;
(iv)	The share price performance of the Company’s Common Stock.
(v)	The financial strength of the Company, including liquid financial assets;
(vi)	The quality of mineral property assets, including exploration assets and mineral properties under joint venture; and
(vii)	The financial strength and prospects for the smaller (junior) exploration mining industry.

In establishing its goals for any particular year, the Compensation Committee strives to ensure that the goals provide both an incentive and an attainable goal that provides shareholders with the opportunity for return on their investment while minimizing corporate and shareholder risk to the extent possible. Although certain targets and goals related to certain operational goals including such as potential property acquisitions and/or potential merger or acquisition activities, if any, are confidential, the Compensation Committee has structured these types of goals to be reasonable and obtainable by our Named Executive Officers, without undue risk to the assets of Solitario. Due to the nature of Solitario's corporate activities relating to (i) the evaluation of mineral properties for acquisition; (ii) the evaluation of strategic opportunities for a corporate merger, acquisition or sale, including the Acquisition; (iii) the Transaction during 2015 and (iv) early-stage exploration of mineral properties located in Peru, the goals for our Named Executive Officers are not specifically related to traditional financial metrics, such as revenue growth, earnings or earnings per share. The operational targets and goals are more subjective and generally include (i) the evaluation, negotiation and acquisition of mineral property agreements; (ii) evaluation of strategic opportunities; (iii) land and royalty joint ventures on our existing properties, (iv) exploration activities and success, both on our own and through joint ventures; (v) training and retaining employees, (vi) operational activities including: maintaining adequate liquidity to fund future exploration activities, financial reporting and disclosure, and shareholder return. The Compensation Committee also evaluates the financial strength and prospects for the junior exploration segment of the mining industry. The Compensation Committee reviews the annual goals with the Named Executive Officers at or near the start of each year. The evaluation of the performance of our Named Executive Officers, relative to the goals outlined herein, has been and is expected to continue to be at the discretion of the Compensation Committee. As discussed above, in December of 2017 and 2016, the Compensation Committee determined that no bonus was earned during the years ended December 31, 2017 and 2016 and the Named Executive Officers would not be paid a bonus for the year ended 2017 during 2018.

(3)	Equity

The only equity compensation our Named Executive Officers have historically received is in the form of stock options granted pursuant to the 2006 Stock Option Incentive Plan (the “2006 Plan”) and the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan (as defined above, the “2013 Plan”), with the exercise price of such options equal to the current market value of our Common Stock at the date of grant. The 2006 Plan terminated in 2016, and no option grants were made in 2016 or 2017 under the 2006 Plan and there are no outstanding options under the 2006 Plan. The Compensation Committee believes that a portion of our Named Executive Officers’ compensation should be performance based and tied to the long-term value of the Company. The Compensation Committee also believes that our compensation policies should be fair to our shareholders and be focused on our long-term viability. The Compensation Committee believes the granting of stock options or other forms of equity-based compensation aligns the interests of the Named Executive Officers and our shareholders and provides the incentive to manage the Company from the perspective of an owner of the Company. In addition, the Compensation Committee believes the vesting terms of the stock options granted from the 2013 Plan, discussed below, provide that a significant portion of the compensation will be received at a future date, which provides a tempered longer-term incentive for our Named Executive Officers as well as an incentive for them to remain with the Company.

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The amount of all individual grants and the grant date of the stock options have been determined periodically by the Compensation Committee or by the full Board. All grants to date, excluding the Replacement Options, discussed above, have been, as of the date of the approval by the Compensation Committee (or the full Board, if requested by the Compensation Committee), with the option exercise price at the fair market value on the date of grant. Generally, all option grants from the 2006 Plan and the 2013 Plan vest 25% on the date of grant and the remaining options vest at 25% per year on the anniversary of the grant over a three-year period. In connection with the Acquisition, on July 12, 2017 Solitario granted the Replacement Options exercisable for 1782,428 shares of Solitario Common Stock. The terms of the Replacement Options, in accordance with the terms of the Acquisition, were fully vested on the date of grant, have exercise prices of between $0.70 per share and $2.24 per share and had terms of ten months to 18 months.

As discussed above, on September 1, 2017 Solitario granted the Conditional Options exercisable to acquire an aggregate of 2,300,000 shares of Common Stock. The Conditional Options were granted subject to shareholder approval and have a five-year life, an exercise price of $0.77 per share and a grant date fair value of $970,000, based upon a Black-Scholes model with a volatility of 64%, and a risk-free interest rate of 1.70%. The Compensation Committee, in their full discretion along with the Board of Directors granted the options subject to shareholder approval to provide the shareholders with additional input to the 2017 compensation of our directors and officers in light of the 2017 shareholder approval of the expansion of the number of shares of Common stock reserved under the 2013 Plan and the Acquisition. Future grants from the 2013 Plan, including those to officers and directors are not expected to be made subject to shareholder approval. Upon approval, the Conditional Options will be issued and will vest 25% on approval, 25% on September 1, 2018, 25% on September 1, 2019 and 25% September 1, 2020. The Conditional Options may not be exercised in whole or in part unless Solitario shareholders approve the grants at this Annual Meeting and the option grants will be void if Solitario shareholders do not approve the grants. As the Conditional Options were subject to shareholder approval, none of the Conditional Options were considered outstanding or exercisable as of December 31, 2017.

In the future, our officers and directors may receive additional equity- based awards pursuant to the 2013 Plan, which may take the form of stock options or the other forms of awards including restricted stock awards, restricted stock units or stock appreciation rights.

Allocation between the Key Elements of Compensation

The Compensation Committee has complete discretion in allocating total compensation between the key elements of compensation discussed above. Each of the individual components of compensation is evaluated by the Compensation Committee independently and each component is not evaluated based upon the other components. The Compensation Committee has not developed a set formula (such as fair value of equity compensation to equal 50% of base salary) to allocate the elements of compensation to each individual Named Executive Officer.

Employment Agreements

None of our Named Executive Officers have ongoing employment agreements other than individual Change in Control Severance Benefits Agreements, discussed under “Change in Control Agreements” below.

Change in Control Agreements

The Compensation Committee and Solitario consider it essential to the best interest of its shareholders to foster the continuous employment of key management personnel. In this regard, the Compensation Committee and Board recognize that, as is the case with many publicly held corporations and their subsidiaries, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

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Accordingly, on March 14, 2007, the Compensation Committee approved separate Change in Control Severance Benefits Agreements (each a "CIC") for each of the persons serving as our Named Executive Officers, Mr. Herald, Mr. Maronick and Mr. Hunt. Each CIC provides for the payment of severance benefits if the employment of one of the Named Executive Officers is terminated during a period of three years following the last day of the month in which a Change in Control of Solitario (as defined in the CIC) occurs equal to 2.5 times the base salary of the Named Executive Officer. In addition, any unvested stock options held by the Named Executive Officer will vest upon the Change in Control. The CIC provides an additional gross up for any taxes due as a result of Excise Tax, as defined by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

Generally, the CIC defines a "Change in Control" as (i) a person acquiring more than 50% of the outstanding stock of the Company, (ii) the shareholders of the Company approving a merger or acquisition whereby more than 50% of the outstanding shares held prior to the vote will be held by a new person or corporation, (iii) the shareholders of the Company approving the sale or disposition of substantially all of the company's assets or (iv) the shareholders of the Company approving a plan of liquidation or dissolution of the Company.

Benefits are payable under each CIC after a Change in Control if the Named Executive Officer terminates his employment for "good reason," or is terminated by the Company, other than for "cause." "Good reason" is generally defined as a reduction in the compensation, or level of responsibility or forced relocation, among other things. "Cause" is generally defined in the CIC as the conviction of a felony, gross and willful failure to perform assigned duties, and dishonest conduct that is intentional and materially injurious to the Company.

Tax Implications of Executive Compensation

Under Section 162(m) of the Code, the Company generally receives a tax deduction for compensation on payments which total less than $1,000,000 paid to our Named Executive Officers, unless that compensation is performance based. The total non-performance-based compensation for any of our Named Executive Officers did not exceed $1,000,000 during 2017, nor do we anticipate it will exceed $1,000,000 for the foreseeable future.

Stock Ownership Guidelines

Solitario has not established formal stock ownership guidelines for our Named Executive Officers. The Company's Insider Trading Policy prohibits the Named Executive Officers, as well as other insiders, who may have access to material inside information, from purchasing, selling, entering into short sale transactions, or engaging in hedging or offsetting transactions regarding Solitario's Common Stock during periods where such persons have access to material inside information.

Compensation Policies with Regard to Risk Management

The Board is responsible for the overall risk management of the Company. Solitario is subject to the inherent risks involved in the exploration and development of mineral properties and shareholders should carefully review Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017. However, Solitario does not have any compensation plans or incentives for our Named Executive Officers or any employee for any risk-taking activity or risk management activities. Solitario does not engage in activities that have traditional incentives for financial risk-taking activities, such as buying or selling derivatives or other similar instruments, other than our limited use of derivatives to reduce our exposure to our holdings of Kinross Gold Corporation common stock and our holdings of Vendetta Mining Corp.

Role of the Chief Executive Officer in Compensation Decisions

The CEO annually reviews the performance of all other Named Executive Officers. The performance of the CEO is reviewed by the Chairman of the Compensation Committee. The conclusions and recommendations, which include salary, bonus and equity grants, if any, are presented to the Compensation Committee, which has absolute discretion in modifying or applying any of the recommendations for the Named Executive Officers. The Compensation Committee presents its conclusions and recommendations to the Board for their input and review.

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Summary Compensation Table

The following table provides summary information regarding compensation earned by our Named Executive Officers for the fiscal years ended December 31, 2017 and 2016:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)(4)	Non-equity incentive plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Mr. Herald, CEO	2017	201,000	—	—	—	—	—	28,596	229,596
	2016	201,000	—	—	225,036	—	—	28,596	454,632

Mr. Maronick, CFO	2017	150,000	—	—	—	—	—	28,596	178,596
	2016	150,000	—	—	154,525	—	—	28,596	333,121

Mr. Hunt, COO	2017	170,000	—	—	—	—	—	28,596	198,962
	2016	163,000	—	—	165,026	—	—	27,212	355,238

(1)	No bonus amount was earned during 2017 or 2016.
(2)	The amount represents the grant date fair value of option awards granted during the year in accordance with FASB ASC No. 718. See Note 9, “Employee Stock Compensation Plans” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion regarding assumptions used to calculate fair value.
a.	The 2016 options were granted from the 2013 Plan on July 28, 2016, had a five-year term and vested 25% on grant date and 25% on the next three anniversary dates. The assumptions used in determining our 2016 grant date fair value are based upon a Black-Scholes model using a five-year term, historical volatility of 63% and a risk-free interest rate of 0.9%.
b.	On August 24, 2016, holders of option awards from the 2013 Plan voluntarily cancelled awards for 1,699,000 options with an option price of $.072 with an expiration date of July 27, 2021 to allow Solitario to have additional financial flexibility. No consideration was given or received by the holders of the options to cancel the awards. Included in the cancellation of those awards were all of the options granted during 2016 to the Named Executive Officers, including 450,000 options to Mr. Herald, 330,000 options to Mr. Hunt and 309,000 options to Mr. Maronick.
(3)	Mr. Herald, Mr. Maronick and Mr. Hunt each received $24,000 401(K) matches during 2017 and 2016. Mr. Herald and Mr. Maronick and Mr. Hunt each received $4,200 for contributions to their health savings account and $396 for group term life insurance during 2017 and 2016.
(4)	As the Conditional Options were subject to shareholder approval at the 2018 Annual Meeting, they are not considered granted during 2017 or outstanding as of December 31, 2017. Mr. Herald, Mr. Maronick and Mr. Hunt have no outstanding options at December 31, 2017.

Option Exercises and Stock Vested

There were no exercises of stock options during the year ended December 31, 2017 or 2016 by our Named Executive Officers.

Outstanding Equity Award at Fiscal Year End

There are no outstanding equity awards at December 31, 2017 held by our Named Executive Officers. See Proposal 2, “Approval of Conditional Options,” above.

Potential Payments Upon Termination or Change in Control

As noted under "Compensation Discussion and Analysis" in this Proxy Statement, the Company entered into certain change in control agreements on March 14, 2007 with the following Named Executive Officers. The terms of the CICs are more fully described under "Change in Control Agreements" in the "Compensation Discussion and Analysis" section above. The potential payments to each Named Executive Officer are described below in the event of an assumed change in control as defined in the applicable CIC as of December 31, 2017.

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Name	Salary (1)	Stock option vesting (2)	Tax gross up (3)	Total
Christopher E. Herald, CEO	$502,500	$—	$—	$502,500
James R. Maronick, CFO	375,000	—	—	375,000
Walter H, Hunt, COO	407,500	—	—	407,500

(1)	Two and one-half times base salary as of December 31, 2017. Paid as a lump sum payment.
(2)	None of our Named Executive Officers have any outstanding options or equity awards at December 31, 2017. Accordingly, there was no intrinsic value from the acceleration of any unvested options owned by the Named Executive Officer as of December 31, 2017.
(3)	The change in control provides for a gross-up for taxes in the event the combined salary and all other compensation, triggered by a change in control, results in Excise Tax, as defined by Section 4999 of the Code. The CIC provide for additional cash compensation to pay the Named Executive Officer for the Excise Tax, which is 20% of all compensation in excess of the base salary amount, when the total payments, including the fair value from acceleration of vesting for unvested options, under the CIC exceed three times base salary. We have estimated that no tax gross up would have been due or payable as of December 31, 2017 because the total compensation, including the fair value from the acceleration of any outstanding unvested options would not exceed three times the base salary.

PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION

Solitario has determined that the 2017 annual total compensation of the estimated median compensated employee who was employed as of October 3, 2017, excluding the CEO, Christopher E. Herald, was $88,762. Mr. Herald’s annual total compensation for 2017 was $229,596. Mr. Herald’s annual total compensation is 2.6 times (or a ratio of 2.6 to 1) that of the estimated median compensated Solitario employee. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records and the methodology described below.

As of October 3, 2017, Solitario had six total employees and no seasonal and temporary employees. We identified the median compensated employee, based upon the knowing the identity of each of our employees. The compensation has been defined as base salary excluding overtime and other incentives which provides a reasonable estimate of compensation received. Salaries are annualized for the employee starting employment in 2017. There were no part-time status employees during 2017. This is reported in United States currency based upon the location and pay of Solitario employees. No cost of living adjustment was applied.

Solitario’s compensation practices and programs ensure compensation programs are fair, equitable, globally compliant and are aligned with Solitario’s business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, as of April [●] , 2018, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than five percent of our issued and outstanding Common Stock with the exception of Zebra Holdings and Investments, S.A.R.L., which directly owns 3,937,873 shares representing approximately 6.5 percent of our issued and outstanding Common Stock.

The following table sets forth, as of April [●] , 2018, the beneficial ownership of our outstanding Common Stock by each of our shareholders owning more than five percent, our directors, each Named Executive Officer and all of our executive officers and directors as a group. Unless otherwise indicated, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated. Except as indicated below the mailing address for each person is 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*(4)	Percent of Class*
Gil Atzmon, Director (1)	3,136,571	5.2%
Christopher E. Herald, CEO and Director	1,550,000	2.6%
Brian Labadie, Director	192,857	**
Joshua Crumb, Director (2)	142,880	**
Jim Hesketh, Director	—	**
John Labate, Director	—	**
Walter H. Hunt, COO	409,962	**
James R. Maronick, CFO	583,048	1.0%
All directors and executive officers as a group	5,997,458	9.9%
Zebra Holdings and Investments, S.A.R.L (3) PO Box 6208, CH – 1211 Geneva	3,937,873	6.5%

*     Calculated in accordance with Rule 13d-3 under the Exchange Act and Item 403of Regulation S-K.

**     Indicates holdings of less than 1%.

(1)	The beneficial shares include 464,360 Replacement Options held by Mr. Atzmon exercisable within 60 days.
(2)	The beneficial shares include 125,020 Replacement Options held by Mr. Crumb exercisable within 60 days.
(3)	Shares issued in the Acquisition.
(4)	Unless and until the shareholders approve the Conditional Options, such options are not deemed outstanding. No portion of the Conditional Options are included in any officer or director’s beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no material interests, direct or indirect, of current directors, executive officers, or any shareholder who beneficially owns, directly or indirectly, more than 10% of the outstanding shares of Solitario Common Stock, or any known associates or affiliates of such persons, in any transaction since the beginning of the Company’s last fiscal year or in any proposed transaction which has materially affected or would materially affect the Company and in which the amount involved exceeded $120,000.

Policy Regarding Related Party Transactions

The Board of Directors has adopted a written Related Party Transaction Policy. Pursuant to that policy, Solitario may enter into transactions with certain "related persons." Related persons include the Company's executive officers, directors, 5% or more beneficial owners of the Company's Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. These transactions are referred to as "related party transactions." All related party transactions are subject to the following related party transaction policy requirements:

•	the transaction must be approved by disinterested members of the Board;
•	the Audit Committee must approve or ratify such transaction and the terms of the transaction are comparable to that which could be attained in an arm's-length dealing with unrelated third parties; or
•	a transaction that involves compensation must be approved by the Compensation Committee.

Director Independence

•	Solitario’s Board has determined Mr. Atzmon, Mr. Crumb, Mr. Hesketh, Mr. Labadie and Mr. Labate are independent members of the Board of Directors in accordance with Section 803(A) of the NYSE American Company Guide. Mr. Labate, Mr. Crumb and Mr. Hesketh are members of the Audit Committee.
•	Mr. Labadie, Mr. Labate and Mr. Hesketh are members of the Compensation Committee.
•	Mr. Atzmon, Mr. Labadie and Mr. Labate are members of the Nominating Committee.

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INCORPORATION BY REFERENCE

The following information is incorporated by reference into this Proxy Statement from our Annual Report on Form 10-K for the year ended December 31, 2017: Our financial statements included in such Annual Report on Form 10-K. Upon the written or oral request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, a copy of any document incorporated by reference into this Proxy Statement by first class mail or other equally prompt means. Shareholders may request copies of such documents may contact Solitario at mail at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 or by telephone (303) 534-1030.

The reports of the Compensation Committee and Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be included in Solitario's proxy statement for the 2019 Annual Meeting of Shareholders must be received by Solitario prior to February 7, 2019 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 annual meeting. If the date of next year's annual meeting is changed by more than 30 days from June 19, 2019, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2019 annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. Under Solitario’s Bylaws, in order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2019 annual meeting, such proposal must be received by the Secretary of Solitario at our principal executive offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 not less than 60 days nor more than 90 days before the annual meeting; however, if less than 70 days' notice or public disclosure of the date of the 2019 meeting is given, the written notice must be delivered to the Corporate Secretary no later than the close of business on the 10th day after notice of the meeting was mailed or notice was publicly disclosed, whichever is earlier. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with such proposal at the 2018 annual meeting.

No shareholder proposals for the 2018 Annual Meeting had been received by Solitario prior to the date of this Proxy Statement.

OTHER BUSINESS

Solitario knows of no other business to be presented at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person named in the accompanying form of proxy.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the Proxy Statement and Annual Report to shareholders at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us by mail at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 or by telephone (303) 534-1030.

By Order of the Board of Directors

/s/James R. Maronick

Secretary

April [●] , 2018

Wheat Ridge, Colorado

24

Appendix A

(Form of Proxy Card)

SOLITARIO ZINC CORP.

Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

**Security Class**
COMMON

**Holder Account Number**
C1234567890 XXX

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### This Form of Proxy is solicited by and on behalf of the Board of Directors.

### Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8. This proxy should be read in conjunction with the accompanying documentation.

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**Proxies submitted must be received by 5:00 pm, Mountain Time, on June 15, 2018.**

## VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

**To Vote Using the Telephone**

- Call the number listed BELOW from a touch tone telephone.

**1-866-732-VOTE (8683) Toll Free**

**To Vote Using the Internet**

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

**If you vote by telephone or the Internet, DO NOT mail back this proxy.**

**Voting by mail** may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
**Voting by mail or by Internet** are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

**To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.**

**CONTROL NUMBER 123456789012345**

01EP5A

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE

C1234567890

XXX 123

## Appointment of Proxyholder

**I/We being holder(s) of Solitario Zinc Corp. hereby appoint:** Christopher E. Herald, a duly authorized officer of the Company, or failing this person, James R. Maronick, a duly authorized officer of the Company,

OR

**Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.**

as my/our proxyholder with full power of substitution and to attend, act and vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of shareholders of **Solitario Zinc Corp.** to be held at **4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 on June 19, 2018 at 10.00 a.m. M.D.T.** and at any adjournment or postponement thereof.

**VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.**

### 1. Election of Directors

| | For | Withhold | Against |
|---|---|---|---|
| 01. Brian Labadie | ☐ | ☐ | ☐ |
| 02. John Labate | ☐ | ☐ | ☐ |
| 03. James Hesketh | ☐ | ☐ | ☐ |
| 04. Christopher E. Herald | ☐ | ☐ | ☐ |
| 05. Gil Atzmon | ☐ | ☐ | ☐ |
| 06. Joshua Crumb | ☐ | ☐ | ☐ |

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### 2. Approval of the Issuance of Conditional Options

For ☐ Against ☐ Abstain ☐

### 3. Advisory Approval of the Company's Executive Compensation Program

Approval, on an advisory basis, of the compensation program of the Company's named executive officers.

For ☐ Against ☐

### 4. Advisory Approval on the frequency of the Company's Executive Compensation Advisory Vote

To vote, on an advisory basis, on the frequency of the executive compensation advisory vote to be held every:

One Year ☐ Two Years ☐ Three Years ☐ Abstain ☐

### 5. Appointment of Auditors

To ratify the appointment of EKS&H LLLP, as Auditors of the Company for the fiscal year 2018.

For ☐ Against ☐ Abstain ☐

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**6.** **The proxyholder is authorized to vote in their discretion on such other business as may properly come before the meeting and all adjournments thereof.**

### Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.**

Signature(s)

Date

MM / DD / YY

**Annual Report** – Mark this box if you would like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

SLRQ 250967 1APIZ AR4 999999999999

01EP6B